UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2012

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2012, Roy Vallee, Executive Chairman of the Board of Directors of Avnet, Inc. (the "Company") provided notice of his intent to retire from his position with the Company effective November 2, 2012 and that he will not stand for re-election to the Board at the Company’s 2012 Annual Meeting, scheduled for November 2, 2012. The Board, consistent with its succession planning, intends to elect William H. Schumann III to succeed Mr. Vallee as Chairman following the shareholder meeting. Mr. Schumann currently serves as an independent director of the Company. His election as Chairman of the Board is contingent upon his reelection as a director of the Company at the Company’s 2012 Annual Meeting. A copy of the press release announcing Mr. Vallee’s retirement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Additionally, on August 9, 2012, the Compensation Committee approved revised form agreements to be used by the Company under its 2010 Stock Compensation Plan. The revised form agreements are attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description
10.1 Form of Agreements under the 2010 Stock Compensation Plan
99.1 Press Release dated August 10, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

August 10, 2012	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Agreements under the 2010 Stock Compensation Plan
99.1	Press Release dated August 10, 2012